Exhibit 99.1
Neurologix Announces Q1 2010 Financial Results
Fort Lee, New Jersey (May 13, 2010) — Neurologix, Inc. (OTCBB: NRGX), a biotechnology company developing innovative gene therapies for the brain and central nervous system, today announced its financial results for the quarter ended March 31, 2010.
For the three months ended March 31, 2010, the Company reported a net loss of $3.5 million, as compared with a net loss of $4.9 million for the same period in 2009. Net loss includes charges for the change in estimated fair value of derivative financial instruments related to warrants previously issued in connection with the issuance of Series C and Series D Convertible Preferred Stock of $0.4 million and $2.8 million for the first quarter of 2010 and 2009, respectively. The net loss applicable to common stock for the first quarter of 2010 was $4.3 million, or $0.15 per basic and diluted share, as compared with $5.6 million, or $0.20 per basic and diluted share, for the first quarter of 2009. The net loss applicable to common stock includes charges related to Series C and Series D Convertible Preferred Stock dividends of approximately $0.8 million, or $0.03 per share, for the first quarter of 2010, and approximately $0.7 million, or $0.03 per share, for the first quarter of 2009.
Neurologix held cash and cash equivalents of approximately $6.5 million at March 31, 2010.
Clark A. Johnson, President and Chief Executive Officer of Neurologix, noted that these first quarter financial results were consistent with the Company’s expectations. “During the quarter Neurologix gained further intellectual property protections for its approach to gene therapy covering both the use of the GAD gene for the treatment of Parkinson’s disease and other neurological disorders, and the use of the NPY gene for the treatment of epilepsy. These intellectual property protections further validate the innovative nature of our proprietary technology platform and approach to the treatment of central nervous system diseases, and underscore our company’s leadership in the emerging field of molecular medicine for neurological disorders.”
Mr. Johnson further noted that the Company’s ongoing clinical program for the treatment of advanced Parkinson’s disease remained on course, and Neurologix expected to announce preliminary efficacy data from the Company’s Phase 2 clinical trial mid-year.
The Neurologix Quarterly Report on Form 10-Q, with financial statements and management’s discussion of operations and results, can be found in the “Investors” section of the Company’s website at http://www.neurologix.net.

Neurologix Announces Q1 2010 Financial Results

About Neurologix
Neurologix, Inc. (OTCBB:NRGX) is a clinical-stage biotechnology company dedicated to the discovery, development, and commercialization of life-altering gene transfer therapies for serious disorders of the brain and central nervous system. Neurologix’s therapeutic approach is built upon the groundbreaking research of its scientific founders and advisors, whose accomplishments have formed the foundation of gene therapy for neurological illnesses. The Company’s current programs address such conditions as Parkinson’s disease, epilepsy and Huntington’s disease, all of which are large markets not adequately served by current therapeutic options. For more information, please visit the Neurologix website at http://www.neurologix.net.
Cautionary Statement Regarding Forward-Looking Statements
This news release includes certain statements of the Company that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact. When used in this document, the words “expects,” “promises,” “anticipates,” “estimates,” “plans,” “intends,” “projects,” “predicts,” “believes,” “may” or “should,” and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company’s management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to, the following:
•	The Company is still in the development stage and has not generated any revenues. From inception through March 31, 2010, it incurred net losses and negative cash flows from operating activities of approximately $51.3 million and $39.7 million, respectively. Management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities for the foreseeable future. Because it may take years to develop, test and obtain regulatory approval for a gene-based therapy product before it can be sold, the Company likely will continue to incur significant losses for the foreseeable future. Accordingly, it may never be profitable and, if it does become profitable, it may be unable to sustain profitability.

•	At March 31, 2010, the Company had cash and cash equivalents of approximately $6.5 million. Based on its cash flow projections, the Company will need additional financing to carry out its planned business activity and to complete its plan of operations through December 31, 2010. At the Company’s present level of activities, the Company’s cash and cash equivalents are believed, at this time, to be sufficient to fund its operations only into the fourth quarter of 2010.

Neurologix Announces Q1 2010 Financial Results

Accordingly, there is substantial doubt as to the Company’s ability to continue as a going concern. The Company is currently seeking to raise funds, through public or private equity offerings, debt financings or corporate collaboration and licensing arrangements, sufficient to finance its ongoing operations. The Company does not know whether additional financing will be available when needed, or if available, will be on acceptable or favorable terms to it or its stockholders.

•	The Company will need to conduct future clinical trials for treatment of Parkinson’s disease using the Company’s NLX technology. If the trials prove unsuccessful, future operations and the potential for profitability will be materially adversely affected and the business may not succeed.

•	There is no assurance as to when, or if, the Company will be able to successfully receive approval from the FDA on its Investigational New Drug Application to commence a Phase 1 clinical trial for the treatment of epilepsy.

•	There is no assurance as to when, or if, the Company will be able to successfully complete the required preclinical testing of its gene therapy for the treatment of Huntington’s disease to enable it to file an Investigational New Drug Application with the FDA for permission to begin a Phase 1 clinical trial or that, if filed, such permission will be granted.
Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements. Additional information about factors that could cause results to differ materially from management’s expectations is found in the section entitled “Risk Factors” in the Company’s 2009 Annual Report on Form 10-K. Although the Company believes these assumptions are reasonable, no assurance can be given that they will prove correct. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Further, the Company undertakes no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in the Company’s expectations.
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Contact:
Neurologix
Marc Panoff, 201-592-6451
Chief Financial Officer
marcpanoff@neurologix.net
or
Kureczka/Martin Associates
Joan Kureczka, 415-821-2413 (Media)
Joan@Kureczka-Martin.com
— Tables to Follow —

Neurologix Announces Q1 2010 Financial Results

NEUROLOGIX, INC.
(A Development Stage Company)
BALANCE SHEETS
(Amounts in thousands, except share and per share amounts)

	March 31,	December 31,
	2010	2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,484	$9,637
Prepaid expenses and other current assets	242	395

Total current assets	6,726	10,032
Equipment, less accumulated depreciation of $644 and $624 at March 31, 2010 and December 31, 2009, respectively	109	129
Intangible assets, less accumulated amortization of $283 and $262 at March 31, 2010 and December 31, 2009, respectively	947	891
Other assets	5	5

Total assets	$7,787	$11,057

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,515	$1,834

Total current liabilities	1,515	1,834

Derivative financial instruments, at estimated fair value — warrants	4,203	3,847

Total liabilities	5,718	5,681

Commitments and contingencies
Stockholders’ equity:
Preferred stock; 5,000,000 shares authorized
Series A — Convertible, $0.10 par value; 650 shares designated, 645 shares issued and outstanding at March 31, 2010 and December 31, 2009, with an aggregate liquidation preference of $1	—	—
Series C — Convertible, $0.10 par value; 700,000 shares designated, 281,263 shares issued and outstanding at March 31, 2010 and December 31, 2009, with an aggregate liquidation preference of $7,241 and $7,008 at March 31, 2010 and December 31, 2009, respectively	28	28
Series D — Convertible, $0.10 par value; 792,100 shares designated, 734,898 shares issued and outstanding at March 31, 2010 and December 31, 2009, with an aggregate liquidation preference of $29,967 and $29,420 at March 31, 2010 and December 31, 2009, respectively	73	73
Common Stock:
$0.001 par value; 100,000,000 shares authorized, 27,865,010 shares issued and outstanding at each of March 31, 2010 and December 31, 2009	28	28
Additional paid-in capital	56,965	56,775
Deficit accumulated during the development stage	(55,025)	(51,528)

Total stockholders’ equity	2,069	5,376

Total liabilities and stockholders’ equity	$7,787	$11,057

Neurologix Announces Q1 2010 Financial Results

NEUROLOGIX, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
(UNAUDITED)
(Amounts in thousands, except share and per share amounts)

			For the period
			February 12, 1999
	Three Months Ended March 31,		(inception) through
	2010	2009	March 31, 2010
Revenues	$—	$—	$—
Operating expenses:
Research and development	1,857	1,409	29,318
General and administrative expenses	1,284	749	20,281

Loss from operations	(3,141)	(2,158)	(49,599)

Other income (expense):
Dividend, interest and other income	—	33	1,883
Interest expense — related parties	—	—	(411)
Change in estimated fair value of derivative financial instruments — warrants	(356)	(2,789)	(3,133)

Other expense, net	(356)	(2,756)	(1,661)

Net loss	(3,497)	(4,914)	$(51,260)

Preferred stock dividends	(771)	(717)

Net loss applicable to common stock	$(4,268)	$(5,631)

Net loss applicable to common stock per share, basic and diluted	$(0.15)	$(0.20)

Weighted average common shares outstanding, basic and diluted	27,865,010	27,764,058

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